UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event reported) — September 12, 2018 (September 9, 2018)

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada (Jurisdiction of Incorporation)	001-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

745 Fifth Avenue, 19th Floor, New York, NY 10151
(Address of principal executive offices and zip code)

(646) 429-1800
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Succession Agreement

On September 12, 2018, MDC Partners Inc. (the “Company”) issued a press release announcing that the Company’s Board of Directors is commencing a comprehensive search process to identify a new Chief Executive Officer.

In connection with that search process, the Company entered into a Succession Agreement (the “Succession Agreement”) with Scott L. Kauffman, the Company’s current Chairman and Chief Executive Officer. Pursuant to the Succession Agreement, Mr. Kauffman will resign from his position as Chairman and Chief Executive Officer of the Company on the earlier to occur of December 31, 2018 and the date immediately prior to the first date of service of a new Chief Executive Officer of the Company (the “Succession Date”). In connection with the Succession Agreement, Mr. Kauffman will continue to serve as a member of the Board through the remainder of his current term ending in June 2019.

Prior to the Succession Date, Mr. Kauffman will be entitled to receive his base salary and to participate in the Company’s employee benefit plans. Mr. Kauffman, however, will not be eligible to receive an annual bonus in respect of calendar year 2018 or be granted any new long-term incentive awards.

On the Succession Date, Mr. Kauffman will be entitled to receive a cash separation payment equal to $3,600,000, payable in a single lump sum within sixty days following such date, subject to execution of a release of claims. In addition, Mr. Kauffman’s outstanding long-term incentive awards will remain subject to the applicable performance-based vesting requirements under the respective award agreements, and will be pro-rated to reflect service through the Succession Date. Notwithstanding the foregoing, Mr. Kauffman is not entitled to receive any of the payments described in this paragraph unless he executes and delivers to the Company a release of claims and does not revoke such release within the time period specified therein.

From and after the Succession Date, Mr. Kauffman will remain subject to the restrictive covenants set forth in the Employment Agreement, including with respect to confidentiality, non-competition and non-solicitation, as well as mutual non-disparagement-related covenants between Mr. Kauffman and the Company set forth in the Succession Agreement.

The foregoing description of the Succession Agreement is not complete and is qualified in its entirety by the terms and provisions of the Succession Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On September 12, 2018, the Company issued a press release announcing its entry into the Succession Agreement. A copy of the press release described above is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

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Item 9.01    Financial Statements and Exhibits

(d) Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Description

10.1	Succession Agreement dated as of September 9, 2018 by and between MDC Partners Inc. and Scott L. Kauffman.

99.1	Press Release of MDC Partners Inc. dated September 12, 2018.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: September 12, 2018	MDC Partners Inc.

	By:	/s/ Mitchell Gendel Mitchell Gendel General Counsel & Corporate Secretary

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